UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 14, 2009

CLECO CORPORATION
(Exact name of registrant as specified in its charter)

Louisiana	1-15759	72-1445282
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

2030 Donahue Ferry Road
Pineville, Louisiana	71360-5226
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (318) 484-7400

CLECO POWER LLC
(Exact name of registrant as specified in its charter)

Louisiana	1-05663	72-0244480
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

2030 Donahue Ferry Road
Pineville, Louisiana	71360-5226
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (318) 484-7400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01   Other Events.

On October 14, 2009, the Louisiana Public Service Commission (the “LPSC), at its Business and Executive Session, voted unanimously to approve a new retail rate plan for Cleco Power LLC (“Cleco Power”), a wholly owned subsidiary of Cleco Corporation (the “Company”).

In July 2008, Cleco Power filed a request for a new retail rate plan with the LPSC to increase Cleco Power’s retail base rates for electricity.  On September 21, 2009, Cleco Power and the staff of the LPSC filed testimony supporting an uncontested stipulated settlement.

The uncontested stipulated agreement, as approved by the LPSC, is expected to increase retail base revenues, in the first twelve months of Rodemacher Power Station Unit 3 (“RPS-3”) commercial operations, approximately $173 million, with an anticipated net billing decrease for retail customers of approximately 5%, based on forecasted natural gas prices and including a reduction of approximately $97 million resulting from the cessation of collection of and the refund of RPS-3 construction financing based on a five-year crediting period.  The retail rate plan provides for the placement of RPS-3 in rate base and recovery of the operating costs of RPS-3 and other costs including costs associated with damage caused by Hurricanes Gustav and Ike.

The retail rate plan includes a Formula Rate Plan (the “FRP”) that has a target 10.7% return on equity including returning, to retail customers, 60% of earnings over 11.3% and all earnings over 12.3%.  The capital structure assumes an equity ratio of 51%.  The FRP also has a mechanism allowing for recovery of future revenue requirements for the Acadiana Load Pocket transmission project and, if approved in a separate proceeding, the acquisition of the Acadia Power Plant as a result of the Cleco Power 2007 long-term request for proposal.  The retail rate plan allows Cleco Power to propose additional projects to the LPSC during the FRP’s initial four-year term.  The retail rate plan will be effective upon commercial operation of RPS-3, currently anticipated in the fourth quarter of 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CLECO CORPORATION

Date: October 14, 2009	By: /s/ R. Russell Davis
R. Russell Davis
Vice President - Investor Relations & Chief Accounting Officer

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CLECO POWER LLC

Date: October 14, 2009	By: /s/ R. Russell Davis
R. Russell Davis
Vice President - Investor Relations & Chief Accounting Officer